Exhibit 10.1

Execution Copy	Contract No. 205132-4
AMENDMENT NO. 4
to
Yahoo! Publisher Network Agreement #205132
THIS AMENDMENT NO. 4 (this “Fourth Amendment”) is entered into as of April 16, 2009 (the “Fourth Amendment Effective Date”) by and between Yahoo! Inc (“Yahoo!”), as successor-in-interest to Overture Services, Inc. (“Overture”) and Local.com Corporation, formerly known as Interchange Corporation, (“Publisher”), and amends the Yahoo! Publisher Network Agreement #205132 between Overture and Publisher entered into as of October 17, 2005, as amended by Amendment No. 1 dated as of December 8, 2005, Amendment No. 2 dated as of March 31, 2006 and Amendment No. 3 dated as of August 1, 2007 (collectively, the “Agreement”).
In consideration of the mutual covenants and conditions, the receipt and sufficiency is of which are hereby acknowledged, Publisher and Yahoo! hereby agree as follows:
1.	The Agreement is amended to delete the “End Date” on the first page of the Agreement in its entirety and to replace it with the following:

“End Date: May 16, 2009. Thereafter, the Agreement will automatically renew for additional one (1) month periods (each a ‘Renewal Term’) unless either party gives notice of non-renewal at least fifteen (15) days before the expiration of the Term. As used in the Agreement, ‘Term’ means the Initial Term and each Renewal Term, if any.”

2.	The Agreement is amended to change all “Overture” references in the Agreement to “Yahoo!”.

3.	The Agreement is amended to change all “Overture Related Party” references in the Agreement to “Yahoo! Related Party”.

4.	This Fourth Amendment may be executed in one or more counterparts, each of which when executed shall be deemed to be the original, but all of which taken together shall constitute one and the same instrument.

5.	The Agreement is amended to provide that references in the Agreement to “this Agreement” or “the Agreement” (including indirect references such as “hereunder”, “hereby”, “herein” and “hereof”) shall be deemed references to the Agreement as amended hereby, and references to “Overture” or “Yahoo! Search Marketing” shall be deemed references to “Yahoo!”. Capitalized terms not defined herein have the meanings set forth in the Agreement, except as amended by this Fourth Amendment.

6.	Except as amended by this Fourth Amendment, the Agreement will remain in full force and effect in accordance with its terms. In the event of a conflict between the terms of this Fourth Amendment and the Agreement, the terms of this Fourth Amendment shall govern.
This Fourth Amendment has been executed by the duly authorized representatives of the parties as of the Fourth Amendment Effective Date.

LOCAL.COM CORPORATION		YAHOO! INC. as successor-in-interest to Overture Services, Inc.

By:	/s/ Brenda Agius	By:	/s/ Mary Grant

Name:	Brenda Agius	Name:	Mary Grant

Title:	CFO	Title:	VP, US Partnerships
Yahoo! Confidential